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                                                                       EXHIBIT 3

                                  May 31, 2006

Investors Bank & Trust Company
Financial Products Services
200 Clarendon Street
Boston, Massachusetts 02116

Re: Amendment to the Custodian Agreement (the "Agreement"), dated as of August 1, 1991, by and among GMO Trust, Grantham, Mayo, Van Otterloo & Co. LLC ("GMO") and Investors Bank & Trust Co. ("IBT"), as amended (the "Custodian Agreement") and the Amended and Restated Delegation Agreement, dated as of June 29, 2001, by and between IBT and GMO Trust, on behalf of certain of its series of the Trust, as amended (the "Delegation Agreement")

Ladies and Gentlemen:

     GMO Trust hereby notifies you that it has established one additional series of shares, namely, GMO Inflation Indexed Plus Bond Fund (the "New Fund"). The Trust (as defined in each of the Custodian Agreement and the Delegation Agreement) desires that you serve as (i) custodian of the assets of the New Fund under the terms of the Custodian Agreement and (ii) delegate with respect to the assets of the New Fund under the terms of the Delegation Agreement.

     If you agree to so serve as custodian and delegate for the New Fund, kindly sign and return to the Trust the enclosed counterpart hereof, whereupon the New Fund shall be deemed a "Fund" under each of the Custodian Agreement and Delegation Agreement. This letter agreement shall constitute an amendment to the Custodian Agreement and the Delegation Agreement and, as such, a binding agreement among the Trust, GMO (only in the case of the Custodian Agreement) and you in accordance with its terms.

                                        Sincerely,

                                        GMO TRUST


                                        By:
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                                        Name:
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                                        Title:
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                                        GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC


                                        By:
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                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

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Investors Bank & Trust Company                                      May 31, 2006

The foregoing is hereby accepted and agreed.

INVESTORS BANK & TRUST COMPANY


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